EXHIBIT 4.1

THIS DEBENTURE AND THE SHARES AND WARRANTS DELIVERABLE ON CONVERSION OF THE DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. AS RESTRICTED SECURITIES, THEY MAY BE RESOLD ONLY IN ACCORDANCE WITH RULE 144 OR REGULATION S UNDER THE 1933 ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR AN EXEMPTION FROM THE 1933 ACT. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. THIS DEBENTURE MAY NOT BE CONVERTED UNLESS THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY STATE OR AN EXEMPTION FROM THOSE REGISTRATION REQUIREMENTS IS AVAILABLE.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER THE LATTER OF <>[DATE OF DISTRIBUTION]; AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN THE PROVINCE OR TERRITORY.

US $2,250,000

WESCORP ENERGY INC.

CONVERTIBLE DEBENTURE CERTIFICATE
10% REDEEMABLE UNSECURED CONVERTIBLE DEBENTURE
DUE <>, 2009 [Two years from the date of issue]

I.	DEBENTURE TERMS

Wescorp Energy Inc. (the "Company") for value received hereby promises to pay to _____________ of _______________________ (the "Holder") on or before <>, 2009 [Two years from the date of issue] ( the “Maturity Date”), on presentation and surrender of this Debenture the sum of $2,250,000 in lawful money of the United States and to pay interest on the principal amount hereof at the rate of 10% per annum from the date of issue of this Debenture (the "Closing Date"), such interest to be calculated and paid biannually , the first payment to fall on June 30, 2007 (assuming that the Debenture is issued prior to June 30, 2007), provided however that if the payment of interest would result in a breach of any applicable bank covenants of the Company, then such interest shall continue to accrue but shall only be paid when such payment would not result in a breach of any applicable bank covenants. Except when the payment of interest would result in a breach by the Company of any of its applicable bank covenants, should the Company at any time make default in the payment of any principal or interest, the Company agrees to pay interest on the amount in default at the same rate, annually on the same dates. As interest on this Debenture becomes due, the Company (except in case of payment at maturity or on redemption at which time payment of interest may be made upon surrender of this Debenture) shall, at least three business days prior to each date on which interest becomes due, forward or cause to be forwarded by prepaid post to the registered address of the registered holder of this Debenture for the time being, or in the case of joint holders to the registered address of whichever of such joint holders is named first, a cheque for such interest, less any tax required by law to be deducted, payable to the order of such holder or holders. The

2	EXHIBIT 4.1

forwarding of such cheque shall satisfy and discharge the liability for interest upon this Debenture to the extent of the sum represented thereby (plus the amount of any tax deducted as aforesaid) unless such cheque be not paid on presentation.

II.	CONVERSION

Conversion at the Option of the Holder

The principal amount of this Debenture, plus any accrued but unpaid interest, is convertible (an "Elected Conversion"), at the option of the Holder, in whole or in part, at any time prior to 4:30 p.m. (Calgary time) ("Expiry Time") on the earlier of:

	(a)	the Maturity Date; or

	(b)	that date which is 30 days following the delivery of a notice from the Company that it intends to repay all or any portion of the Debenture in accordance with the terms of Section III hereof,

(the "Expiry Date"), into units (each a "Unit"). Each Unit consists of one (1) fully paid and non- assessable common share (the "Common Share") in the capital of the Company having a par value of $0.0001 per Common Share and one half (1/2) Common Share purchase Warrant (each whole Common Share purchase warrant a "Warrant"), as constituted on the Closing Date (without adjustment for dividends on Common Shares issuable upon conversion) at a conversion rate (the "Conversion Rate") of US$1.00 per Unit.

Each Warrant shall entitle the holder thereof to purchase one (1) additional Common Share of the Company (a "Warrant Share") at a price of US$3.00 from the date of issue of the Warrant until that date which is two (2) years from the date hereof.

Process Upon Conversion

Upon the occurrence of an Elected Conversion, the Holder covenants and agrees to provide to the Company at its head office at Suite 770, 436 - 4th Avenue S.W., Calgary, Alberta T2P 3A8, Attention: Doug Biles:

	(a)	this Debenture Certificate; and

(b)

a completed and executed Subscription Form (in the form attached hereto as Schedule "A") evidencing the Elected Conversion (which, upon delivery to the Company, shall be deemed irrevocable) of the Holder to convert the Debentures into Units.

The receipt by the Company of such Debenture Certificate and accompanying documents shall be the date of conversion of the Debenture affected hereby. If the Holder is not converting all of the Debenture represented by any Debenture Certificate, the Holder shall be entitled to receive a Debenture Certificate representing the remainder of the Debenture which is the difference between the amount of the Debenture converted and the amount represented by the Debenture Certificate.

Forthwith upon receiving Debenture Certificates and written instruments evidencing the intention or deemed intention of the Holder thereof to convert all or a portion, of the Debenture into Units, the Company shall cause to be delivered to the Holder or mail to the Holder at an address specified by

3	EXHIBIT 4.1

the Holder in the subscription form attached, or other document acceptable to the Company, certificates for the appropriate number of Common Shares and Warrants not exceeding those to which the Holder is entitled to acquire pursuant to the Debenture so converted.

The Company shall not be required to issue fractional Common Shares or Warrants upon conversion nor shall any compensation be made for such fractional Common Shares or Warrants, if any (except that the principal amount of the Debenture not so converted will be paid when due). If more than one Debenture shall be surrendered for conversion at any one time by the Holder, the number of whole Units issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Debentures to be converted.

III.	REDEMPTION

This Debenture may be redeemed by the Company, without penalty, at any time prior to the Maturity Date, upon 30 days prior written notice (the “Redemption Notice”) to the Holder, and the Debenture shall thereafter be redeemable in whole or in part from time to time at the option of the Company at a price equal to the principal amount thereof to be redeemed plus any accrued and unpaid interest on such Debenture (collectively the “Redemption Amount”).

The Redemption Notice shall be given by or on behalf of the Company to the holder of the Debenture at least 30 days prior to the date (the "Redemption Date") fixed for redemption. The Redemption Notice shall specify, in case of a partial redemption of this Debenture, that part of the principal amount thereof to be so redeemed and shall specify the redemption date, the redemption price and places of payment and shall state that all interest thereon shall cease from and after the Redemption Date.

If the Debenture has not been converted either in whole or in part by the Holder, commencing on the Redemption Date, the Company shall deliver to the Holder who surrenders this Debenture Certificate which are subject of the redemption by the Company, the Redemption Amount in cash, and if the Debenture is being redeemed in part only, a new Debenture Certificate, to such Holder promptly upon receipt of this Debenture Certificate.

In case the Holder of this Debenture so called for redemption shall, within 30 days from the date fixed for redemption, fail so to surrender any of this Debenture or shall not within such time accept payment of the Redemption Amount payable in respect thereof, the Company shall set aside in trust for such holder such monies. Any monies shall be deposited in a chartered bank in Canada. Such setting aside shall for all purposes be deemed a payment to the Holder of the sum so set aside and to the extent such Debenture shall thereafter not be considered as outstanding and the Holder shall only have right to receive payment of the money so paid and deposited upon surrender and delivery up of his Debenture or Debentures, in which case, he shall be entitled to receipt of the Redemption Amount only.

If payment of the Redemption Amount of this Debenture which has been called for by the Company is not made upon due surrender of the such Debenture, the right to convert such Debenture, shall, in addition to all other rights that may then accrue to the Debenture Holder, revive and continue as if such Debenture had not been called for redemption.

IV.	ADJUSTMENTS

The number of Common Shares and Warrants (or other securities) issuable pursuant to the conversion of this Debenture shall be subject to adjustments in the event that the Company:

4	EXHIBIT 4.1

(a)	subdivides its outstanding Common Shares;

(b)	combines its outstanding Common Shares into a smaller number of Common Shares; or

(c)

issues by reclassification of its Common Shares, other securities of the Company (including any such reclassification in connection with a consolidation, merger, amalgamation or other combination in which the Company is the surviving corporation).

The number of Common Shares and Warrants (or other securities) issuable pursuant to the conversion of this Debenture shall be adjusted so that the Holder shall be entitled to receive the kind and number of Common Shares and Warrants or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above had the Debenture been converted immediately prior to the happening of such event or any record date with respect thereto. The adjustments provided for herein are cumulative and shall apply to successive adjustment events. If any dispute arises between the Company and the Holder with respect to any adjustments to be made in accordance with the provisions hereof, such dispute shall be conclusively determined by the auditors of the Company and such determination shall be binding upon the Company and the Holder.

V.	HOLDER NOT A SHAREHOLDER

The holding of this Debenture evidenced by this Debenture Certificate shall not constitute the Holder a shareholder of the Company or entitle the Holder to any right or interest in respect thereof, except as herein provided.

VI.	COVENANTS OF THE COMPANY

The Company hereby represents, warrants, covenants and agrees with the Holder as follows:

(a)

The Company is duly incorporated pursuant to the laws of the jurisdiction of its incorporation and as at the date hereof is a valid and subsisting Company with the corporate capacity and power to own its assets and to carry on its business as presently carried on.

(b) This Debenture Certificate has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company.

(c)

The Company is duly authorized to create and issue the Debentures and that the Debentures, when issued, will be valid and enforceable against the Company and that, subject to the provisions of this Certificate, the Company will cause the Common Shares and Warrants from time to time acquired pursuant to the conversion of the Debenture under this Certificate and the Warrant Shares to be issued on the exercise of the Warrants, and the certificates representing such Common Shares, Warrants and Warrant Shares to be duly issued and delivered in accordance with this Debenture Certificate and the terms hereof. At all times prior to the Expiry Time on the Expiry Date, while any of the Debentures are outstanding, the Company shall reserve and there shall be conditionally allotted but unissued out of its authorized capital a sufficient number of Common Shares, Warrants and Warrant Shares for the purpose of enabling it to satisfy its obligations to issue Common Shares upon the conversion of all Debentures outstanding hereunder from time to time and Warrant Shares

5	EXHIBIT 4.1

issuable on exercise of the Warrants. All Common Shares acquired pursuant to the conversion of the Debentures and Warrant Shares issued upon exercise shall be fully paid and non-assessable and shall have a par value of US$0.0001.

(d)

That the Company will duly and punctually pay in cash or cause to be paid in cash to the Debenture holder the principal of and any interest accrued on the Debenture on the dates, at the places, in the manner mentioned herein. At the option of the Debenture holder, the Debenture holder may elect to convert an interest payment into Common Shares in the capital of the Company having a par value of $0.0001 per Common Share. The Debenture holder shall elect to convert an interest payment, in writing, ten (10) trading days prior to the payment date as defined herein. The Common Share price used in the conversion will be the twenty (20) trading day weighted average, commencing ten (10) trading days before the payment date as defined herein. For greater certainty, in the event that the Debenture holder does not convert an interest payment into Common Shares, the interest payment shall be paid in cash.

(e)

That the Company will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered, all other acts, deeds and assurances in law as the Holder may reasonably require for the better accomplishing and effecting the intentions and provisions of this Certificate.

(f)

That the Company will, subject to the express provisions hereof, maintain its corporate existence and carry on and conduct the business in the same manner as heretofore carried on and conducted, provided, however, that the Company or any subsidiary thereof may cease to operate or may dispose of any business, premises, property or operation if in the opinion of the directors or officers of the Company, or any subsidiary thereof, as the case may be, it would be advisable and in the best interests of the Company or any subsidiary thereof, to do so, and, subject to the express provisions hereof, it will do or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, provided, however, that nothing herein contained shall prevent the amalgamation, consolidation, merger, sale, winding-up or liquidation of the Company or any subsidiary thereof or the abandonment of any rights and franchises of the Company or any subsidiary thereof if there are reasonable grounds to believe that the Holder would not be prejudiced by such action and, in the opinion of the directors or officers of the Company or any subsidiary of the Company, as the case may, it would be advisable and in the best interest of the Company or of such subsidiary of the Company to do so.

(g)

If the Company pays a dividend in the ordinary course to holders of Common Shares prior to the Expiry Time on the Expiry Date, the Company shall give notice to each Holder of any such dividend in the ordinary course not less than seven days prior to the record date therefore, but shall be under no obligation to pay any such dividend in the ordinary course to the Holder in respect of any and all Debentures then outstanding.

(h)	The Company shall perform all its covenants and carry out all of the acts or things to be done by it as provided in this Certificate.

VII.	NON-TRANSFERABLE

The Debenture evidenced by this Debenture Certificate may not be transferred by the registered holder hereof without the prior written consent of the Company, and then only in compliance with all

6	EXHIBIT 4.1

applicable securities legislation in Canada and under the Securities Act 1933, as amended and any applicable state securities laws. Any Common Share and Warrant certificate issued pursuant to this Debenture will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY (A) TO THE CORPORATION; (B) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH HAS BEEN DECLARED AND CONTINUES TO BE EFFECTIVE UNDER THE U.S. SECURITIES ACT; (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS; (D) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144 OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT.”

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER THE LATTER OF [(i)THE DISTRIBUTION DATE]; AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN THE PROVINCE OR TERRITORY."

VIII.	SUBORDINATION OF THE HOLDER

The Holder hereby agrees that it shall subordinate all amounts due and owing under the Debenture in favour of any bank or lending institution of the Company and any or all of its subsidiaries providing interim or permanent financing to the Company and it subsidiaries as required. For such purposes, by accepting this Debenture Certificate the Holder does hereby irrevocably nominate, constitute and appoint the Company with full power of substitution as his true and lawful attorney and agent with full power and authority in his name, place and stead to execute all agreements and documents and complete all filings as are required to subordinate the Holders interest hereunder to such bank or lending institution.

IX.	GENERAL PROVISIONS

(a)

If this Debenture Certificate shall become mutilated or be lost, stolen or destroyed, the Company may issue and deliver a new Debenture Certificate upon surrender and cancellation of the mutilated Debenture Certificate or, in the case of a lost, stolen or destroyed Debenture Certificate, in lieu of and in substitution for the same. In case of loss, theft or destruction, the applicant for a substituted Debenture Certificate shall furnish to the Company such evidence of such loss, theft or destruction as shall be satisfactory to the Company in its discretion and shall also furnish an indemnity satisfactory to the Company in its discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Debenture Certificate;

(b)

A Holder may at any time prior to the Maturity Date or the date of conversion of the Debentures, whichever is earlier, upon written instructions delivered to the Company, exchange this Debenture Certificate for other Debenture Certificates of an equivalent

7	EXHIBIT 4.1

aggregate principal amount. The Holder shall pay all reasonable expenses incidental to such exchange of Debenture Certificates;

(c)

The Company shall not be required to deliver Certificates during the period when the transfer books of the Company are closed by law and, in the event of a surrender of Debentures for conversion into Common Shares during such period, the delivery of Certificates may be postponed for a period not exceeding 10 days after the date of the reopening of the transfer books;

(d)

The parties hereto and each of them do hereby covenant and agree to do such things and execute such further documents, agreements and assurances as may be necessary or advisable from time to time in order to carry out the terms and conditions of this Certificate in accordance with their true intent;

(e)

If any term, covenant or condition of this Certificate or the application thereof to any party or circumstance shall be invalid or unenforceable to any extent, the remainder of this Certificate or application of such term, covenant or condition to a party or circumstance other than those to which it is held invalid or unenforceable shall not be affected thereby and each remaining term, covenant or condition of this Certificate shall be valid and shall be enforceable to the fullest extent permitted by law;

(f)

This Certificate constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no general or specific warranties, representations or other agreements by or among the parties in connection with the entering into of this Certificate or the subject matter hereof except as specifically set forth herein;

(g)	This Certificate may be altered or amended in any of its provisions when any such changes are reduced to writing and signed by the parties hereto but not otherwise.

X.	NOTICE

Any notice or acceptance required or permitted to be given under the terms of this Agreement shall be sufficiently given to the party to whom it is addressed if delivered the party (or if such party is a company, or to an officer of that company), or, if forwarded by registered mail, return receipt requested, or, if sent by facsimile transmission as follows:

To the Holder at:	(the address on face page hereof or such other address as provided by the Holder to the Company from time to time.)

<>

And to the Company at:	Suite 770, 436 - 4th Avenue S.W.
Calgary, Alberta T2P 3A8
Facsimile: (403) 206-3993

Attention: The President

8	EXHIBIT 4.1

or to such other address or facsimile number as a party may furnish in writing to the remaining parties from time to time. Any notice personally delivered before 4:30 p.m. local time at the place of delivery on a day (hereinafter called a “Business Day”) that is not a Saturday, Sunday or statutory holiday at the place of delivery shall be deemed to have been received and given on the day of delivery and any notice personally delivered after 4:30 p.m. local time at the place of delivery shall be deemed to have been received and given on the next following Business Day. Any notice mailed as aforesaid shall be deemed to have been received and given 6 clear days after the day it is mailed, unless there is a postal strike or other disruption affecting mail delivery, in which event the notice shall be deemed to have been received and given when it is actually received. Any notice transmitted by facsimile before 4:30 p.m. local time on a Business Day at the place to which it is sent shall be deemed to have been received and given on the day of transmission and any notice transmitted by facsimile after 4:30 local time at the place to which it is sent shall be deemed to have been received and given on the next following Business Day.

 IN WITNESS WHEREOF the Company has caused this Debenture Certificate to be signed by its duly authorized officers as of , 2007.

WESCORP ENERGY INC.

Per: __________________________________________

_____________________________________________
(Insert name of Holder)

SCHEDULE "A"

SUBSCRIPTION FORM

To convert the Debenture into Common Shares, complete this form.

TO:      WESCORP ENERGY INC. (the "Company")

The undersigned holder of Debenture hereby irrevocably subscribes for ___________________ Units of the Company (or such number of other securities to which such Debenture entitles the undersigned in lieu thereof or in addition thereto under the provisions of the Debenture Certificate), such purchase of Units being pursuant to the conversion privilege provided for in the accompanying Debenture Certificate on the terms specified in the Debenture Certificate. The undersigned hereby directs that the Units be registered as follows:

1. Common Shares
NAME IN FULL	ADDRESS	NUMBER OF UNITS

DATED this _____ day of __________________, 20____.

Purchaser's Witness	Purchaser's Signature